Exhibit 99.1

Harte Hanks Names Kelly Waller as

Senior Vice President of Sales and Marketing

Chelmsford, Massachusetts – October 24, 2023 -- Harte Hanks, Inc. (NASDAQ: HHS), a leading global customer experience company focused on bringing companies closer to customers for 100 years, today announced that Kelly Waller, a proven executive with a diverse and successful career in global marketing/demand generation, field/inside sales, client retention and sales enablement, has agreed to join Harte Hanks as Senior Vice President of Sales and Marketing. Ms. Waller is relocating to Boston, working in close proximity to Kirk Davis, Chief Executive Officer, as part of the Harte Hanks senior leadership team.

For the past seven years, Ms. Waller has served as Global Vice President, Mid-Market (Marketing Demand Generation, GTM & Sales) for Finastra, a global provider of financial software applications and marketplaces with $1.85 billion in revenue. In this role, she managed the revenue generating function for Mid-Market for Finastra, consisting of over 120 global employees. Previously, she served as Inside Sales Director for Extreme Networks managing inside sales account managers, new logo sales, and services sales team across EMEA and APAC. Previous sales leadership roles include tenures at SunGard, Kantar Media and Durrants.

Kirk Davis, Chief Executive Officer, commented: “Kelly brings robust experience and a significant track record of success in lead generation, sales organization leadership and client retention, with particular expertise in selling marketing solutions, making her the ideal executive to lead our sales organization going forward. Her experience is especially well-aligned with Harte Hanks’ future, leveraging data assets and technology to drive modern solutions for our customers. I welcome her to the Harte Hanks leadership team.”

“Harte Hanks is a company with decades of history, but a modern approach to delivering innovative solutions, and I am excited to pursue new logo growth, customer retention, and process excellence to drive long-term growth,” commented Ms. Waller. “Global organizations are seeking new ways to identify and target customers, harnessing technology to deliver customized solutions, and Harte Hanks is well-positioned to meet this growing need.”

About Harte Hanks:

Harte Hanks (NASDAQ: HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract and engage their customers.

Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, and Marketing Services, Harte Hanks has a proven track record of driving results for some of the world’s premier brands, including Bank of America, GlaxoSmithKline, Unilever, Pfizer, HBOMax, Volvo, Ford, FedEx, Midea, Sony and IBM among others. Headquartered in Chelmsford, Massachusetts, Harte Hanks has over 2,500 employees in offices across the Americas, Europe, and Asia Pacific.

For more information, visit hartehanks.com

As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) the outbreak of diseases, such as the COVID-19 coronavirus, which has curtailed travel to and from certain countries and geographic regions, created supply chain disruption and shortages, disrupted business operations and reduced consumer spending, (ii) market conditions that may adversely impact marketing expenditures, (iii) the impact of the Russia/Ukraine conflict on the global economy and our business, including impacts from related sanctions and export controls and (iv) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 which was filed on March 31, 2023. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Investor Relations Contact:

Rob Fink or Tom Baumann

646.809.4048 / 646.349.6641

FNK IR

HHS@fnkir.com

Source: Harte Hanks, Inc.